Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2020 First Quarter Distribution of $0.33 Per Share, a Special Distribution of $0.13 Per Share and Announces Fiscal Year 2019 Fourth Quarter Financial Results

NEW YORK, NY, November 25, 2019 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its fourth fiscal quarter ended September 30, 2019.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	September 30, 2019	June 30, 2019
Investment portfolio, at fair value	$4,292,932	$1,922,821
Total assets	$4,394,863	$2,041,650
Net asset value per share	$16.76	$15.95

	Quarter Ended
	September 30, 2019	June 30, 2019
Net investment income per share	$0.37	$0.32
Amortization of purchase premium per share	0.02	$—
Accrual for (reversal of) capital gain incentive fee per share	(0.06)	$0.00	*
Adjusted net investment income per share[1]	$0.33	$0.32

Net realized/unrealized gain (loss) per share	$(1.39)	$0.00	*
Unrealized loss resulting from the write down of the purchase premium per share	$1.43	$—
Reversal of unrealized loss resulting from the amortization of the purchase premium per share	$(0.02)	$—
Adjusted net realized/unrealized gain (loss) per share[1]	$0.02	$0.00	*

Earnings per share	$(1.02)	$0.32
Adjusted earnings per share[1]	$0.35	$0.32

Net asset value per share	$16.76	$15.95
Distributions paid per share	$0.32	$0.32

* Represents a number less than $0.01 per share.

[1]
On September 16, 2019, the Company completed its acquisition of Golub Capital Investment Corporation ("GCIC"). The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities acquired from GCIC will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on such loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following non-GAAP financial measures that it believes are useful for the reasons described below:

•
“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under the Company's investment advisory agreement) from net investment income calculated in accordance with GAAP.

•
“Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” – excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium from the determination of realized and unrealized gain/(loss) in accordance with GAAP.

•	“Adjusted Net Income” and “Adjusted Earnings Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss).
The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors.

Exhibit 99.1

Fourth Fiscal Quarter 2019 Highlights

•
Net investment income per share for the quarter ended September 30, 2019 was $0.37 per share as compared to $0.32 per share for the quarter ended June 30, 2019. Excluding $0.02 per share in purchase premium amortization from the GCIC acquisition and a ($0.06) per share reversal in the accrual for the capital gain incentive fee, adjusted net investment income per share[1] for the quarter ended September 30, 2019 was $0.33 per share. This compares to adjusted net income per share[1] of $0.32 per share for the quarter ended June 30, 2019 when excluding an accrual for the capital gain incentive fee of less than $0.01 per share.

•
Net realized and unrealized loss per share for the quarter ended September 30, 2019 was ($1.39) per share that was comprised of (i) $0.02 per share of net realized and unrealized gain on investments and foreign currency, (ii) a ($1.43) loss per share of net unrealized depreciation resulting from the one-time write-down of the unamortized purchase premium allocated to the GCIC assets acquired and (iii) a $0.02 reversal of unrealized loss resulting from the amortization of the purchase premium. Adjusted net realized and unrealized gain per share[1] was $0.02 per share when excluding the ($1.43) loss per share of net unrealized depreciation resulting from the write-down of the GCIC acquisition purchase premium and the $0.02 reversal of unrealized loss resulting from the amortization of purchase premium. This compares to net realized and unrealized loss per share of less than ($0.01) per share during the quarter ended June 30, 2019.

•
Earnings per share for the quarter ended September 30, 2019 was a loss of ($1.02) per share as compared to earnings per share of $0.32 per share for the quarter ended June 30, 2019. Adjusted earnings per share[1] for the quarter ended September 30, 2019 was $0.35 per share, which is calculated as the sum of adjusted net investment income per share and adjusted net realized and unrealized gain/(loss) per share.

•	Net asset value per share increased from $15.95 per as of June 30, 2019 to $16.76 as of September 30, 2019, primarily due to the GCIC acquisition.

•
Our board of directors declared on November 22, 2019, a quarterly distribution of $0.33 per share and a special distribution of $0.13 per share both of which are payable on December 30, 2019 to stockholders of record as of December 12, 2019.

Portfolio and Investment Activities

As of September 30, 2019, the Company had investments in 241 portfolio companies with a total fair value of $4,169.3 million and had investments in Senior Loan Fund LLC ("SLF") and GCIC SLF LLC ("GCIC SLF") with a total aggregate fair value of $123.6 million. This compares to the Company’s portfolio as of June 30, 2019, as of which date the Company had investments in 225 portfolio companies with a total fair value of $1,851.1 million and an investment in SLF with a total fair value of $71.7 million. Investments in portfolio companies as of September 30, 2019 and June 30, 2019 consisted of the following:

	As of September 30, 2019		As of June 30, 2019
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$589,340	13.7%	$264,915	13.8%
One stop	3,474,116	80.9%	1,529,670	79.5
Junior debt*	19,842	0.5%	11,099	0.6
LLC equity interests in SLF and GCIC SLF	123,644	2.0%	71,742	3.7
Equity	85,990	2.9%	45,395	2.4
Total	$4,292,932	100.0%	$1,922,821	100.0%

*	Junior debt is comprised of subordinated debt and second lien loans.

Exhibit 99.1

The following table shows the asset mix of our new investment commitments, excluding investments acquired in the GCIC acquisition, for the three months ended September 30, 2019:

	For the three months ended September 30, 2019
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$13,155	10.1%
One stop	112,759	86.5
Junior debt*	—	—
Equity	4,450	3.4
Total new investment commitments	$130,364	100.0%

*	Junior debt is comprised of subordinated debt and second lien loans.
Including $2.3 billion of investments acquired from GCIC, total investments in portfolio companies at fair value were $4.3 billion at September 30, 2019. As of September 30, 2019, total assets were $4.4 billion, net assets were $2.2 billion and net asset value per share was $16.76.
Consolidated Results of Operations
For the fourth fiscal quarter of 2019, the Company reported a GAAP net loss of ($74.0) million or ($1.02) per share and adjusted net income1 of $25.6 million or $0.35 per share.  GAAP net investment income was $26.8 million or $0.37 per share and adjusted net investment income1 was $23.7 million or $0.33 per share.  GAAP net realized and unrealized losses1 were ($100.8) million or ($1.39) per share and adjusted realized and unrealized gains were $1.9 million or $0.02 per share.

Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation.  As a result, quarterly comparisons of net income may not be meaningful.

Liquidity and Capital Resources
The Company’s liquidity and capital resources are derived from the Company’s debt securitizations (also known as collateralized loan obligations, or CLOs), U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.
As of September 30, 2019, the Company had cash, cash equivalents and foreign currencies of $6.5 million, restricted cash and cash equivalents of $77.7 million and $2,129.9 million of debt outstanding. As of September 30, 2019, subject to leverage and borrowing base restrictions, we had approximately $88.2 million of remaining commitments and $42.2 million of availability on our revolving credit facilities with various banks. As of September 30, 2019, through our SBIC licensees, we had $18.0 million of remaining unfunded debenture commitments, of which $18.0 million was available to be drawn, subject to customary SBA regulatory requirements.
On October 11, 2019, the Company entered into an amendment to the documents governing its credit facility with Morgan Stanley Bank, N.A., which increased the borrowing capacity from $300.0 million to $500.0 million. The other material terms of the credit facility were unchanged.

Portfolio and Asset Quality

Exhibit 99.1

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.
The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of September 30, 2019 and June 30, 2019:

	September 30, 2019		June 30, 2019
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$115,318	2.7%	$71,110	3.7%
4	3,787,809	88.2	1,653,286	86.0
3	337,358	7.9	178,225	9.3
2	52,434	1.2	20,189	1.0
1	13	0.0 *	11	0.0*
Total	$4,292,932	100.0%	$1,922,821	100.0%

*	Represents an amount less than 0.1%.

[1]
On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following non-GAAP financial measures that it believes are useful for the reasons described below:

Exhibit 99.1

•
“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under the Company's investment advisory agreement) from net investment income calculated in accordance with GAAP.

•
“Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” – excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium from the determination of realized and unrealized gain/(loss) in accordance with GAAP.

•	“Adjusted Net Income” and “Adjusted Earnings Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss).
The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors.

Exhibit 99.1

Conference Call
The Company will host an earnings conference call at 2:30 p.m. (Eastern Time) on Tuesday, November 26, 2019 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 668-9550 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-2694. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 9.30.19 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 4:30 p.m. (Eastern Time) on December 26, 2019. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21931806.

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)
	September 30, 2019	June 30, 2019
Assets	(audited)	(unaudited)
Investments, at fair value (cost of $4,391,770 and $1,919,841, respectively)	$4,292,932	$1,922,821
Cash and cash equivalents	6,463	8,158
Unrestricted foreign currencies (cost of $54 and $685, respectively)	54	685
Restricted cash and cash equivalents	76,370	101,541
Restricted foreign currencies (cost of $1,321 and $270, respectively)	1,321	270
Interest receivable	16,790	6,648
Other assets	933	1,527
Total Assets	$4,394,863	$2,041,650

Liabilities
Debt	$2,124,392	$1,047,136
Less unamortized debt issuance costs	4,939	4,780
Debt less unamortized debt issuance costs	2,119,453	1,042,356
Other short-term borrowings (proceeds of $0 and $3,605, respectively)	—	3,501
Unrealized depreciation on forward currency contracts	115	—
Interest payable	13,380	9,480
Management and incentive fees payable	12,884	14,563
Accounts payable and accrued expenses	25,970	3,050
Payable for open trades	—	366
Accrued trustee fees	207	114
Total Liabilities	2,172,009	1,073,430

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2019 and June 30, 2019	—	—
Common stock, par value $0.001 per share, 200,000,000 shares authorized, 132,658,200 issued and outstanding as of September 30, 2019; 100,000,000 shares authorized, 60,715,908 shares issued and outstanding as of June 30, 2019.	133	61
Paid in capital in excess of par	2,310,610	958,681
Distributable earnings	(87,889)	9,478
Total Net Assets	2,222,854	968,220
Total Liabilities and Total Net Assets	$4,394,863	$2,041,650

Number of common shares outstanding	132,658,200	60,715,908
Net asset value per common share	$16.76	$15.95

Exhibit 99.1

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	September 30, 2019		June 30, 2019
	(unaudited)		(unaudited)
Investment income
Interest income	$48,788		$41,522
GCIC acquisition purchase price premium amortization	(1,381)		—
Dividend income	1,451		59
Fee income	119		524
Total investment income	48,977		42,105

Expenses
Interest and other debt financing expenses	12,262		10,849
Base management fee	8,164		6,675
Incentive fee	324		3,529
Professional fees	655		727
Administrative service fee	639		681
General and administrative expenses	140		238
Total expenses	22,184		22,699
Net investment income	26,793		19,406

Net gain (loss) on investment transactions
Net realized gain (loss) from:
Investments	(99)		(717)
Foreign currency transactions	195		17
Net realized gain (loss) in investment transactions	96		(700)
Net change in unrealized appreciation (depreciation) from:
Investments	(101,816)		686
Translation of assets and liabilities in foreign currencies	788		(192)
Forward currency contracts	133		—
Net change in unrealized appreciation (depreciation) on investment transactions	(100,895)	—	494
Net gain (loss) on investments	(100,799)		(206)

Net increase in net assets resulting from operations	$(74,006)		$19,200

Per Common Share Data
Basic and diluted earnings per common share	$(1.02)		$0.32
Dividends and distributions declared per common share	$0.32		$0.32
Basic and diluted weighted average common shares outstanding	72,426,221		60,591,639

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in one stop and other senior secured loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to U.S. middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded 25 years ago, Golub Capital today has over 425 employees and lending offices in Chicago, New York and San Francisco. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.